EXHIBIT 99.1

Garrison Capital Inc. Declares First Quarter 2017 Distribution of $0.28 Per Share and Announces Fourth Quarter and Fiscal Year Ended December 31, 2016 Financial Results and Earnings Call

NEW YORK, March 07, 2017 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (NASDAQ:GARS), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2016.

References to “we,” “us,” “our,” the “Company” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

Fourth Quarter and Year Ended December 31, 2016 Highlights

  Net investment income for the quarter and year ended December 31, 2016 was $4.9 million, or $0.31 per share, and $19.1 million, or $1.18 per share, respectively;

  Net realized loss on investments for the quarter and year ended December 31, 2016 was $(1.0) million, or $(0.06) per share, and $(30.6) million, or $(1.89) per share, respectively;

  Net change in unrealized gain (loss) from investments for the quarter and year ended December 31, 2016 was $(1.1) million, or $(0.07) per share, and $6.7 million, or $0.41 per share, respectively;

  Net increase (decrease) in net assets resulting from operations for the quarter and year ended December 31, 2016 was $2.9 million, or $0.18 per share, and $(4.8) million, or $(0.30) per share, respectively; and

  Our board of directors declared a first quarter 2017 distribution of $0.28 per share, payable on March 30, 2017 to stockholders of record as of March 23, 2017.

Consolidated Results of Operations

Consolidated operating results for the three months ended December 31, 2016 and year ended December 31, 2016 are as follows:

	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
($ in thousands, except per share data)	(Unaudited)	(Audited)
Net investment income	$ 4,933	$ 19,085
Total investment income	9,653	42,951
Total net expenses	4,720	23,866
Net realized (loss) on investments	(999)	(30,591)
Net change in unrealized (loss)/gain on investments	(1,080)	6,696
Net increase/(decrease) in net assets resulting from operations	2,854	(4,810)

Net investment income per share	0.31	1.18
Net realized/unrealized (loss) from investments per share	(0.13)	(1.48)
Net earnings/(loss) per share	0.18	(0.30)
Net asset value per share	12.42	12.42

Total investment income for the three months ended December 31, 2016 was $9.7 million and net investment income was $4.9 million. Total net expenses for the three months ended December 31, 2016 were $4.7 million. Total investment income for the year ended December 31, 2016 was $43.0 million and net investment income was $19.1 million. Total net expenses for the year ended December 31, 2016 were $23.9 million.

Net realized losses on investments of $(1.0) million for the three months ended December 31, 2016 were primarily driven by a $(1.3) million loss on SC Academy Holdings, Inc. and $(0.3) million of realized losses in the GLC Trust 2013-2’s consumer loan portfolio. This was partially offset by a $0.3 million gain from repayment of Provo Craft Holdings, LLC, and $0.3 million of gains from the partial and full repayment and sales of other portfolio investments.

Net realized losses on investments of $(30.6) million for the year ended December 31, 2016 were primarily driven by a $(12.7) million loss in connection with the restructuring of our investment in Speed Commerce Inc., a $(11.1) million loss on BFN Operations LLC, a $(5.8) million loss on Forest Park Medical Center at Fort Worth, a $(1.3) million loss on SC Academy Holdings, Inc. and $(1.3) million of realized losses in the GLC Trust 2013-2’s consumer loan portfolio. This was partially offset by a $0.3 million realized gain on Ellman International, Inc. and a $0.3 million realized gain on Provo Craft Holdings, LLC.

The net change in unrealized loss on investments of $(1.1) million for the three months ended December 31, 2016 was primarily driven by credit-related adjustments of Badlands Production Company and Speed Commerce Investment Partners LLC in the amounts of $(3.2) million and $(1.7) million, respectively. This was offset by aggregate positive fair value adjustments of $2.8 million and the reversal of prior period net unrealized losses of $1.0 million. The positive fair value adjustments were primarily driven by yield adjustments due to tightening credit spreads and higher bid quotations on our syndicated credits. The $1.0 million reversal of prior period net unrealized losses were comprised of the reversal of a $1.3 million loss on SC Academy Holdings, Inc. offset by the reversal of a $(0.3) million gain on Provo Craft Holdings, LLC and $1.0 million of gains from the partial and full repayment and sales of other portfolio investments.

The net change in unrealized gain on investments of $6.7 million for the year ended December 31, 2016 was primarily driven by $16.9 million from the reversal of prior period net unrealized losses across 16 investments and positive fair value adjustments of $3.6 million, partially offset by $(10.2) million of negative credit-related adjustments across six portfolio investments and $(3.6) million of negative market-related adjustments across four portfolio investments. The $16.9 million of reversals of prior period net unrealized losses included $9.8 million from Speed Commerce, Inc., $5.3 million from BFN Operations LLC and $1.8 million from Forest Park Medical Center at Fort Worth. The $2.8 million of positive fair value adjustments were primarily driven by yield adjustments due to tightening credit spreads and higher bid quotations on our syndicated credits. The $(10.2) million of negative credit-related adjustments included unrealized losses from the Forest Park Medical Center at San Antonio, Badlands Production Company and Speed Commerce Investment Partners investments in the amounts of $(3.9) million, $(3.8) million and $(1.7) million, respectively. The $(3.6) million of market-related adjustments was comprised of $(2.2) million from our equity investment in Prosper Marketplace, $(0.8) million from Rooster Energy Inc., $(0.3) million from Confluence Outdoors, LLC and $(0.3) million from Profusion Industries, LLC.

Portfolio and Investment Activities

For the three months ended December 31, 2016, we purchased two investments and closed add-on investments for a total increase to par in our portfolio of $18.6 million with a weighted average yield of 8.0%. For the three months ended December 31, 2016, repayments in our portfolio consisted of the sales and early full repayments of seven investments for a total of $42.8 million of par with a weighted average yield of 11.5%.

For the year ended December 31, 2016, we added 12 new investments in an aggregate amount of $115.3 million at par with a weighted average yield of 10.0%. For the year ended December 31, 2016, repayments in our portfolio consisted of 17 investments, for a total of $139.1 million of par with a weighted average yield of 10.2%.

Net realized losses on investments of $(30.6) million for the year ended December 31, 2016 were primarily driven by a $(12.7) million loss in connection with the restructuring of our investment in Speed Commerce Inc., a $(11.1) million loss on BFN Operations LLC, a $(5.8) million loss on Forest Park Medical Center at Fort Worth, a $(1.3) million loss on SC Academy Holdings, Inc. and $(1.3) million of realized losses in the GLC Trust 2013-2’s consumer loan portfolio. This was partially offset by a $0.3 million realized gain on Ellman International, Inc., a $0.3 million realized gain on Provo Craft Holdings, LLC and $1.0 million of gains from the partial and full repayments and sales of other portfolio investments.

The net change in unrealized loss on investments of $(1.1) million for the three months ended December 31, 2016 was primarily driven by credit-related adjustments of Badlands Production Company and Speed Commerce Investment Partners LLC in the amounts of $(3.2) million and $(1.7) million, respectively. This was offset by aggregate positive fair value adjustments of $2.8 million and the reversal of prior period net unrealized losses of $1.0 million. The positive fair value adjustments were primarily driven by yield adjustments due to tightening credit spreads and higher bid quotations on our syndicated credits. The $1.0 million reversal of prior period net unrealized losses were comprised of the reversal of a $1.3 million loss on SC Academy Holdings, Inc. offset by the reversal of a $(0.3) million gain on Provo Craft Holdings, LLC and $1.0 million of gains from the partial and full repayment and sales of other portfolio investments.

The net change in unrealized gain on investments of $6.7 million for the year ended December 31, 2016 was primarily driven by $16.9 million from the reversal of prior period net unrealized losses across 16 investments and positive fair value adjustments of $3.6 million, partially offset by $(10.2) million of negative credit-related adjustments across six portfolio investments and $(3.6) million of negative market-related adjustments across four portfolio investments. The $16.9 million of reversals of prior period net unrealized losses included $9.8 million from Speed Commerce, Inc., $5.3 million from BFN Operations LLC and $1.8 million from Forest Park Medical Center at Fort Worth. The $2.8 million of positive fair value adjustments were primarily driven by yield adjustments due to tightening credit spreads and higher bid quotations on our syndicated credits. The $(10.2) million of negative credit-related adjustments included unrealized losses from the Forest Park Medical Center at San Antonio, Badlands Production Company and Speed Commerce Investment Partners investments in the amounts of $(3.9) million, $(3.8) million and $(1.7) million, respectively. The $(3.6) million of market-related adjustments was comprised of $(2.2) million from our equity investment in Prosper Marketplace, $(0.8) million from Rooster Energy Inc., $(0.3) million from Confluence Outdoors, LLC and $(0.3) million from Profusion Industries, LLC.

Portfolio and Investment Activities

For the three months ended December 31, 2016, we made investments of $15.7 million to two new portfolio companies and $2.9 million of add-on investments to existing portfolio companies resulting in aggregate $18.6 million of portfolio additions at a weighted average yield of 8.0%. For the three months ended December 31, 2016, repayments in our portfolio consisted of seven early full repayments and partial repayments and sales totaling an aggregate par of $42.8 million with a weighted average yield of 11.5%.

For the year ended December 31, 2016, we made investments of $101.3 million to 12 new portfolio companies and $14.0 million of add-on investments to existing portfolio companies resulting in aggregate $115.3 million of portfolio additions at a weighted average yield of 10.0%. For the year ended December 31, 2016, repayments in our portfolio consisted of 17 early full repayments and partial repayments and sales totaling an aggregate par of $139.1 million with a weighted average yield of 10.2%.

See below for portfolio activity table.

Par (in millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Average

Originated	$8.2	$16.6	$18.5	$-	$43.3	$10.8
Club	6.8	-	12.9	-	19.7	4.9
Purchased	17.6	-	5.0	15.7	38.3	9.6
Total add-on investments	3.4	5.1	2.6	2.9	14.0	3.5
Total Additions	36.0	21.7	39.0	18.6	115.3	28.8
Less: Total Repayments/Sales(1)	(36.3)	(21.2)	(38.8)	(42.8)	$(139.1)	$(34.8)

Net Additions	$(0.3)	$0.5	$0.2	$(24.2)	$(23.8)	$(6.0)

Summary	Q1 2016(2)	Q2 2016	Q3 2016	Q4 2016	FY 2016	Average
Number of new investments	3	2	5	2	12	3
Weighted average yield of additions(3)	10.5%	9.6%	10.8%	8.0%	10.0%	9.7%
Number of repayments/sales(1)	5	2	3	7	17	4
Weighted average yield of repayments/sales(3)	8.1%	9.0%	10.2%	11.5%	10.2%	9.7%

(1) There was one position restructure in Q2 2016 resulting in a reduction in par of $11.6 million.
(2) Q1 2016 activity excludes $16.0 million of transitory loans across five portfolio companies that were both purchased and sold during the quarter.
(3) Weighted average yield excludes non-accrual portfolio companies.

The following table shows select information of our portfolio as of December 31, 2016 and December 31, 2015.

Summary of Portfolio characteristics ($ in millions)*	December 31, 2016	December 31, 2015
Total fair market value	$376.7	$415.0
Number of portfolio companies	57	66
Average investment size(1)	$6.2	$6.2
Weighted average yield(2)	10.9%	10.8%
Weighted average price(1)	95.0	92.9
First lien	96.6%	91.8%
Second lien & mezzanine/subordinated	-%	1.8%
Consumer loans	1.8%	4.2%
Equity & other	1.6%	2.2%
Core	97.3%	91.2%
Transitory	2.7%	8.8%
Originated(3)	53.0%	56.4%
Club(4)	27.0%	26.1%
Purchased	20.0%	17.5%
Floating(1)	96.8%	93.2%
Fixed(1)	3.2%	6.8%
Performing(1)	97.5%	94.1%
Non-accrual(1)	2.5%	5.9%
Weighted average debt/EBITDA(1)(2)(5)	3.6	x	3.6	x
Weighted average risk rating(1)	2.49	2.66

(1) Excludes consumer loans and equity investments.
(2) Excludes investments with a risk rating of 4, unfunded revolvers and equity investments.
(3) Originated positions include investments where we have sourced and led the execution of the deal.
(4) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal.
(5) Excludes non-operating portfolio companies, which we define as those investments collateralized by real estate, proved developed producing value (“PDP”) or other hard assets. PDPs are proven revenues that can be produced with existing wells. As of December 31, 2016, $49.6 million of par value and $36.0 million of fair value was excluded. As of December 31, 2015, $33.5 million of par value and $32.7 million of market value was excluded.
* Table excludes positions with a fair value of zero.

Liquidity and Capital Resources

As of December 31, 2016, we had cash of $10.4 million and restricted cash of $12.6 million.

In addition to proceeds from public and private offerings of our debt and equity securities and the proceeds from portfolio repayments, we have identified three portfolio companies with a total par value of $10.0 million and a fair value of $9.9 million which we view as transitory investments. Transitory investments are generally those investments that we view as an additional source of liquidity that we are able to sell in order to fund investments that fit our core investment strategy. These transitory investments are generally at the lower end of our target portfolio yield range.

Subject to leverage and borrowing base restrictions, as of December 31, 2016, we had $25.0 million available for additional borrowings under our senior secured revolving notes, $33.0 million of available SBIC leverage and no available borrowings under the GLC Trust 2013-2 Revolver.

Distributions

On February 28, 2017, our board of directors approved a distribution in the amount of $4.5 million, or $0.28 a share, which will be paid on March 30, 2017 to stockholders of record as of March 23, 2017.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Record Dates	Payment Date	Distribution Declared per Share
Fiscal year ended December 31, 2016(1)
December 9, 2016	December 23, 2016	$0.28
September 9, 2016	September 23, 2016	0.35
June 10, 2016	June 24, 2016	0.35
March 8, 2016	March 28, 2016	0.35
Total		$1.33

(1) Does not include any return of capital for tax purposes.

Management and Incentive Fee

Effective as of October 1, 2016, Garrison Capital Advisers LLC, our investment adviser (the “Investment Adviser”), in consultation with our board of directors, agreed to irrevocably waive any fees payable to the Investment Adviser under the investment advisory agreement by and between the Company and the Investment Adviser (the “Investment Advisory Agreement”) with respect to a calendar quarter in excess of the sum of (i) 0.375% per quarter (1.50% annualized) of the gross assets of the Company, excluding cash and cash equivalents but including assets purchased with borrowed funds, calculated based on the average carrying value of the gross assets of the Company at the end of the two most recently completed calendar quarters, (ii) 20% of the Company’s pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, in excess of a “hurdle rate” of 1.75% per quarter (7.00% annualized) and (iii) in the case of the final calendar quarter of each year, the capital gains incentive fee.  This waiver will be in effect until the earlier of (i) June 30, 2017 and (ii) approval by the Company’s stockholders of an amendment to the Investment Advisory Agreement to decrease the base management fee to an annual rate of 1.50% and to decrease the “hurdle rate” for the income-based portion of the incentive fee to 1.75% per quarter (7.00% annualized).

Earnings Conference Call

We will host an earnings conference call at 3:00 p.m. (Eastern Time) on Thursday, March 9, 2017 to discuss our fourth quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 71908457.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q4 2016 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on  April 9, 2017. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 71908457.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.
Brian Chase
www.garrisoncapitalbdc.com
(212) 372-9590